Exhibit 99.1

News Release

431 Fairway Drive, Suite 200, Deerfield Beach, FL  33441
FOR IMMEDIATE RELEASE

Capstone Companies Confirms the Launch of Two Smart Mirror Styles in Its 2021 Product Line-Up

•	Standard Size Mirror 34” H x 22” W
•	Wardrobe / Fitness Smart Mirror 59” H x 22” W

DEERFIELD BEACH, FL, February 17, 2021 – Capstone Companies, Inc. (OTC: CAPC) (“Capstone” or the “Company”), a designer, manufacturer and marketer of consumer inspired products that bridge technological innovations with today’s lifestyle confirms the launch of two smart mirror styles in its 2021 product line-up.
Stewart Wallach, Capstone’s Chairman and CEO, commented, “we are excited to be introducing a second mirror to our Connected Surfaces collection, a Wardrobe / Fitness Smart Mirror.  This sleek new product operates as a full-length mirror but also provides the same innovative features and unique experience as our initial entry into the market.  Unlike single application fitness mirrors that have become popular during the pandemic, our concept is broader in that we see our mirrors as a delivery mechanism for all virtual content.”
Wallach, added, “As the notion of ambient computing becomes more familiar to mainstream America, our Connected Surfaces vision fits into this future landscape perfectly.”
The Company welcomes you to visit its updated website at www.capstoneconnected.com that now enables users to reserve their preferred mirror.
About Capstone Companies, Inc.
Capstone Companies, Inc. is a public holding company that engages, through its wholly owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing and marketing of consumer products to retail channels throughout North America and certain international markets.

Visit our websites; www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com and www.capstoneconnected.com for information on our current product offerings.  Contents of referenced URL’s are not incorporated herein.

Forward Looking Statements. This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing Company’s views as of any subsequent date. Such forward-looking statements are based on information available to the Company as of the date of this press release and involve a number of risks and uncertainties, some beyond the Company’s control or ability to foresee, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including, including the impact of Coronavirus/COVID-19 pandemic on the Smart Mirror product line, any difficulty in marketing Company products in its target markets, competition in the market, and impact of evolving technologies in Smart Mirrors on Company’s prospects and products. Additional information that could lead to material changes in Company’s performance is contained in its filings with the Securities and Exchange Commission. Company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of current information, future events or otherwise.  Any investment in the Company’s common stock, which is a “penny stock,” is highly risky and not suitable for investors who require liquidity and are unable to withstand the loss of their investment.  Investors should only rely on public information in our filings with the SEC, especially disclosures of Risk Factors, as a basis for investment decisions about Company common stock. Company’s SEC filings can be accessed through SEC website: www.sec.gov or the corporate website listed below.

For more information, contact:
Company:
Aimee C. Brown
Corporate Secretary
(954) 252-3440, ext. 313
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